Exhibit 10.8

                                  BSI2000, Inc.
                 AGREEMENT TO REPLACE OPTIONS WITH COMMON STOCK

      This Agreement entered into as of September 11, 2001 is between BSI2000, Inc. (the "Company") and Jack Harper and Bryan Luman (together the "Employees").

      Where as the Employees have been granted options to purchase common stock under the Company's Employee Stock Option Plan, and

      Where as the options are exercisable at $.625 per share, and

      Where as the current value of the shares has been determined to be $.001 per share, and

      Where as the Company wishes to reward the Employees for faithful service under trying conditions and wishes to retain the services of the Employees, now then the Company and the Employees

      Agree as follows:

      1. The company shall issue 2,500,000 shares of common stock to Jack Harper and 212,045 shares of common stock to Bryan Luman. The shares shall be valued at $.001 per share and shall be fully earned and non-forfeitable when issued.

      2. All options previously issued to the Employees shall be surrendered by the Employees and cancelled by the Company.

      3. The common stock issued to the Employees shall be subject to such transfer and resale restrictions as may be imposed by the Company's Board of Directors for a term not to exceed ____ years.

      4. The Board may require that the shares bear a restrictive legend referencing this agreement and/or that the shares be escrowed.

      5. The restrictions on transfer and resale shall also apply to any shares received by the Employees as a result of any recapitalization or sale of the Company or any merger of the Company with another company.

                                   SIGNATURES

     BSI2000, Inc.                                   Employees:

     /s/ Jack Harper                                 /s/ Jack Harper
     --------------------------                      ---------------------------
       Jack Harper, President                        Jack Harper


                                                     /s/ Bryan Luman
                                                     ---------------------------
                                                     Bryan Luman